SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND
EXCHANGE ACT OF 1934

December 13, 2000
(Date of Earliest Event Reported)

AIRPLANES LIMITED	AIRPLANES U.S. TRUST
(Exact Name of Registrants as Specified in Memorandum of Association or Trust Agreement)
Jersey, Channel Islands	Delaware
(State or Other Jurisdiction of Incorporation or Organization)
33-99970-01	13-3521640
(Commission File Number)	(IRS Employer Identification No.)
Airplanes Limited 22 Grenville Street St. Helier Jersey, JE4 8PX Channel Islands (011 44 1534 609 000)	Airplanes U.S. Trust 1100 North Market Street Rodney Square North Wilmington, Delaware 19890-0001 (1-302-651-1000)
(Addresses and Telephone Numbers, Including Area Codes, of Registrants' Principal Executive Offices)

Item 5.      Other Events

     Attached hereto as Exhibit A is a copy of a Report to Certificateholders dated December 15, 2000, sent to each holder of a Pass Through Certificate issued by Airplanes Pass Through Trust.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
AIRPLANES LIMITED
Date: December 13, 2000	/s/ Roy M. Dantzic* Director and Officer
Date: December 13, 2000	AIRPLANES U.S. TRUST /s/ Roy M . Dantzic* Controlling Trustee and Officer *By: /s/ Michael Walsh Attorney-in-Fact
EXHIBIT INDEX
Exhibit A - Report to Certificateholders Exhibit B - Power of Attorney for Airplanes Limited Exhibit C - Power of Attorney for Airplanes U.S. Trust